Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal Year 2027 Financial Results

May 28, 2026 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced first quarter fiscal 2027 financial results for the period ended April 30, 2026.

•	Revenue for the first quarter of fiscal 2027 was $100.4 million, up 16.9% from $85.9 million in the same period in fiscal 2026.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2027 was 58.4%, compared with 60.0% for the same period in fiscal 2026.

•

GAAP net loss for the first quarter of fiscal 2027 was $18.1 million, or loss per diluted ordinary share of $0.41, compared with a GAAP net loss of $24.3 million, or loss per diluted ordinary share of $0.58, for the same period in fiscal 2026.

Financial results on a non-GAAP basis for the first quarter of fiscal 2027 are as follows:

•	Gross margin on a non-GAAP basis for the first quarter of fiscal 2027 was 59.9%, compared with 62.0% for the same period in fiscal 2026.

•

Non-GAAP net profit for the first quarter of fiscal 2027 was $5.0 million, or earnings per diluted ordinary share of $0.11. This compares with non-GAAP net profit of $3.0 million, or earnings per diluted ordinary share of $0.07, for the same period in fiscal 2026.

Based on information available as of today, Ambarella is offering the following guidance for the second quarter of fiscal year 2027, ending July 31, 2026:

•	Revenue is expected to be between $105.0 million and $111.0 million.

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 60.5%.

•	Non-GAAP operating expenses are expected to be between $56.0 million and $59.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the first quarter of fiscal 2027 was $277.8 million, compared with $312.6 million at the end of the prior quarter and $259.4 million at the end of the same quarter a year ago.

“In Q1 we delivered on our key financial guidance while extending our edge AI platform leadership. Automotive revenue achieved a new all-time record due to rapid penetration of AI into commercial vehicles. Demand signals for edge AI remain very strong, and I am optimistic in our ability to serve the market, in particular as AI workloads become more complex. We have a number of new products targeting more advanced AI workloads, all of which command average selling prices (“ASP”) well in-excess of our current ASP.” said Fermi Wang, President & CEO.

“Our edge SoCs integrate all the AI accelerated computing functions (perception, fusion, AI accelerator, CPU and other system functions) together with our algorithms and software into a single SoC,” Dr. Wang added. “Customers are increasingly recognizing our unique capabilities and are requesting broader and deeper relationships, facilitating our development of new markets like edge infrastructure and robotics, while an indirect sales ecosystem can bring us more scale.”

Stock Repurchase

In the first quarter of fiscal year 2027, the company repurchased a total of 47,798 shares for total consideration of approximately $2.4 million. During the second fiscal quarter, Ambarella’s Board of Directors authorized a new $50.0 million repurchase program through June 30, 2027, that will commence when the existing program expires on June 30, 2026. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and John Young, Chief Financial Officer, to discuss the first quarter of fiscal year 2027 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

With an installed base of more than 46 million AI SoC units, Ambarella’s products are utilized in a wide variety of physical edge AI applications, spanning edge endpoint and edge infrastructure use cases including physical security, vehicle safety, telematics, autonomy, portable video, aerial drones, and other emerging robotic applications. Building on this footprint, Ambarella offers a full-stack edge AI platform, from highly optimized silicon and programmable software to AI agentic frameworks that coordinate perception, decision-making and control across devices. Ambarella’s low-power systems-on-chip (SoCs) integrate proprietary and highly efficient perception and deep learning neural network AI accelerators, enabling electronic systems to become more productive with partial or complete levels of machine autonomy. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the second quarter of fiscal year 2027 ending July 31, 2026, and the comments of our CEO relating to demand for edge AI solutions, our ability to serve the edge AI market as it evolves, our ability to command higher prices for our new products, our ability to establish deeper relationships with our customers, our ability to further penetrate the edge infrastructure and robotics markets, and our ability to successfully build an indirect sales channel. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions; changes in government policies, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI inference applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as AI functionality and advanced networks, including vision-language models and GenAI; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets and applications, such as edge infrastructure; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2026 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2027 ended April 30, 2026 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the first quarter of fiscal year 2027, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the second quarter of fiscal year 2027, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue	$100,357	$85,872
Cost of revenue	41,768	34,336

Gross profit	58,589	51,536

Operating expenses:
Research and development	58,140	58,819
Selling, general and administrative	19,865	18,575

Total operating expenses	78,005	77,394
Loss from operations	(19,416)	(25,858)
Other income, net	2,083	2,175

Loss before income taxes	(17,333)	(23,683)
Provision for income taxes	760	645

Net loss	$(18,093)	$(24,328)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.41)	$(0.58)

Diluted	$(0.41)	$(0.58)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	43,605,282	42,219,972

Diluted	43,605,282	42,219,972

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2026	2025
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$783	$951
Research and development	13,714	17,585
Selling, general and administrative	7,396	7,594

Total stock-based compensation	$21,893	$26,130

	Three Months Ended April 30,
	2026	2025
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757
Research and development	—	—
Selling, general and administrative	456	456

Total acquisition-related costs	$1,213	$1,213

The difference between GAAP and non-GAAP gross margin was 1.5% and 2.0%, or $1.5 million and $1.7 million, for the three months ended April 30, 2026 and 2025, respectively. The differences were due to the effect of stock-based compensation and amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2026	2025
	(unaudited)
GAAP net loss	$(18,093)	$(24,328)
Non-GAAP adjustments:
Stock-based compensation expense	21,893	26,130
Acquisition-related costs	1,213	1,213
Income tax effect	20	14

Non-GAAP net income	$5,033	$3,029

GAAP - diluted weighted average shares	43,605,282	42,219,972
Non-GAAP - diluted weighted average shares	43,899,823	42,451,235
GAAP - diluted net loss per share	$(0.41)	$(0.58)
Non-GAAP adjustments:
Stock-based compensation expense	0.50	0.62
Acquisition-related costs	0.03	0.03
Income tax effect	—	—
Effect of Non-GAAP - diluted weighted average shares	(0.01)	—
Non-GAAP - diluted net income per share	$0.11	$0.07

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30, 2026	January 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$114,443	$191,019
Marketable debt securities	163,357	121,552
Accounts receivable, net	39,175	39,180
Inventories	80,355	52,246
Restricted cash	442	442
Prepaid expenses and other current assets	7,417	5,836

Total current assets	405,189	410,275
Property and equipment, net	12,594	11,553
Intangible assets, net	59,024	58,046
Operating lease right-of-use assets, net	11,510	12,118
Goodwill	303,625	303,625
Other non-current assets	2,896	2,983

Total assets	$794,838	$798,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	53,278	54,029
Accrued and other current liabilities	92,519	97,964
Operating lease liabilities, current	2,359	2,027
Income taxes payable	1,768	1,531
Deferred revenue, current	17,036	22,393

Total current liabilities	166,960	177,944
Operating lease liabilities, non-current	10,912	11,408
Other long-term liabilities	11,148	14,459

Total liabilities	189,020	203,811

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	20	19
Additional paid-in capital	951,980	922,119
Accumulated other comprehensive income (loss)	(167)	573
Accumulated deficit	(346,015)	(327,922)

Total shareholders’ equity	605,818	594,789

Total liabilities and shareholders’ equity	$794,838	$798,600

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com